As filed with the Securities and Exchange Commission on June 18, 2026

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PLUG POWER INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3672377
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

125 Vista Boulevard Slingerlands, NY	12159
(Address of Principal Executive Offices)	(Zip Code)

Amendment No. 4 to the Plug Power Inc. 2021 Stock Option and Incentive Plan

(Full Title of the Plan)

Jose Luis Crespo

Chief Executive Officer and President

Plug Power Inc.

125 Vista Boulevard
Slingerlands, New York 12159

(Name and Address of Agent For Service)

(518) 782-7700

(Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Audrey S. Leigh
Goodwin Procter LLP
620 Eighth Avenue
New York, New York 10018
(212) 813-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES

This Registration Statement on Form S-8 is filed to register an additional 25,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), of Plug Power Inc. (the “Registrant”) authorized to be issued under the Plug Power Inc. 2021 Stock Option and Incentive Plan, as amended (the “2021 Plan”). The stockholders of the Registrant approved an amendment to the 2021 Plan on June 11, 2026 at the Registrant’s 2026 Annual Meeting of Stockholders to, among other things, increase the number of shares of Common Stock available for issuance under the 2021 Plan. These additional shares of Common Stock are securities of the same class as other securities for which the Registration Statements on Forms S-8 (File No. 333-294091, File No. 333-274250, File No. 333-267508 and File No. 333-258797) (the “Prior Registration Statements”) were filed with the Securities and Exchange Commission (the “Commission”) on March 6, 2026, August 29, 2023, September 20, 2022 and August 13, 2021, respectively. After giving effect to this Registration Statement, an aggregate of 116,400,000 shares of the Registrant’s Common Stock have been registered for issuance under the 2021 Plan.

In accordance with General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statements except as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

•	the Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 2, 2026;

•	the information specifically incorporated by reference into the Annual Report of the Company on Form 10-K for the year ended December 31, 2025 from the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2026;

•	the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026 filed with the SEC on May 11, 2026;

•	the Current Reports on Form 8-K filed with the SEC on January 6, 2026, January 30, 2026, February 5, 2026, February 11, 2026, February 13, 2026, February 26, 2026, March 10, 2026, June 4, 2026 and June 15, 2026 (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act); and

•	the description of the Registrant’s common stock (filed as Exhibit 4.13 to the Registrant’s Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 2, 2026, including any amendments or reports filed for the purpose of updating such description).

In addition, all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

See the Exhibit Index included herein for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Number	Description

4.1	2021 Stock Option and Incentive Plan (filed as Appendix B to Plug Power Inc.’s Schedule 14A Proxy Statement filed on July 9, 2021 and incorporated by reference herein)

4.2	Amendment No. 1 to the 2021 Stock Option and Incentive Plan (filed as Appendix A to Plug Power Inc.’s Schedule 14A Proxy Statement filed on May 2, 2022 and incorporated by reference herein)

4.3	Amendment No. 2 to the 2021 Stock Option and Incentive Plan (filed as Appendix A to Plug Power Inc.’s Schedule 14A Proxy Statement filed on May 16, 2023 and incorporated by reference herein)

4.4	Amendment No. 3 to the 2021 Stock Option and Incentive Plan (filed as Appendix E to Plug Power Inc.’s Schedule 14A Proxy Statement filed on June 9, 2025 and incorporated by reference herein)

4.5	Amendment No. 4 to the 2021 Stock Option and Incentive Plan (filed as Appendix A to Plug Power Inc.’s Schedule 14A Proxy Statement filed on April 30, 2026 and incorporated by reference herein)

5.1*	Opinion of Goodwin Procter LLP as to the legality of the securities being registered

23.1*	Consent of Deloitte and Touche LLP

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included as part of the signature page to this Registration Statement)

107*	Filing Fee Table

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Slingerlands, New York, on this 18th day of June, 2026.

PLUG POWER INC.

By:	/s/Jose Luis Crespo
Jose Luis Crespo
Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Plug Power Inc., hereby severally constitute and appoint Jose Luis Crespo and Gerard L. Conway Jr., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Plug Power Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jose Luis Crespo	Chief Executive Officer, President and Director (Principal Executive Officer)	June 18, 2026
Jose Luis Crespo

/s/ Paul Middleton	Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	June 18, 2026
Paul Middleton

/s/ Colin Angle	Director	June 18, 2026
Colin Angle

/s/ Mark J. Bonney	Director	June 18, 2026
Mark J. Bonney

/s/ Maureen O. Helmer	Director	June 18, 2026
Maureen O. Helmer

/s/ Patrick Joggerst	Director	June 18, 2026
Patrick Joggerst

/s/ Gregory L. Kenausis	Director	June 18, 2026
Gregory L. Kenausis

/s/ Andrew J. Marsh	Director	June 18, 2026
Andrew J. Marsh

/s/ George C. McNamee	Director	June 18, 2026
George C. McNamee

/s/ Gary K. Willis	Director	June 18, 2026
Gary K. Willis